EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in Amendment No.1 to the Registration Statement No. 333-51713 of Market Hub Partners Storage, L.P. of our report dated April 15, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Houston, Texas
June 26, 1998